                                 [MISONIX LOGO]
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Company Contact                           Investor Relations Contacts
---------------                           ---------------------------
Michael A. McManus, Jr.                   Lippert/Heilshorn & Associates, Inc.
President and CEO                         Kim Sutton Golodetz
Misonix, Inc.                             (kgolodetz@lhai.com) (212) 838-3777
(631) 694-9555                            Bruce Voss (bvoss@lhai.com)
www.misonix.com                           (310) 691-7100
---------------                           www.lhai.com
                                          ------------

               MISONIX REPORTS INCREASED REVENUES AND EARNINGS FOR
                 THE FIRST QUARTER 2005 ENDED SEPTEMBER 30, 2004

FARMINGDALE, N.Y., NOVEMBER 8, 2004 MISONIX, INC. (NASDAQ NM: MSON) today reported fiscal results for the three months ended September 30, 2004.
Highlights of the first quarter of fiscal 2005 ended September 30, 2004 include:

        o Revenues for the three months ended September 30, 2004 increased 22%
          over the same period in fiscal 2004, driven by a 29% increase in medical device product sales and a 14% increase in laboratory and scientific product sales
        o Operating income increased 196% to $488,000 for the three months ended
          September 30, 2004
        o Net income increased 6% to $416,000 for the three months ended
          September 30, 2004
        o Successful completion of more than 130 procedures for the treatment of prostate cancer in Europe
        o Agreement with a prominent doctor in Europe to participate in a six-hospital site study using the Sonablate 500 to treat prostate cancer
        o Successful completion of clinical trials in Europe for the Wound
          Debridement product and anticipation of completion of U.S. clinical trials by June 2005
        o Successful completion of several clinical trials for the Ultrasonic
          Bone Cutter with the final and conclusive study scheduled to start
          December 2004 and be completed by June 2005

Revenues for the three months ended September 30, 2004 were $10.5 million, a 22%
increase compared with revenues of $8.6 million for the same period in fiscal
2004. The Company recorded net income for the first fiscal quarter of 2005 of
$416,000 or $.06 per fully diluted share, compared with net income of $393,000 or $.06 per fully diluted share for the same period in fiscal 2004. Medical device product revenues increased 29% to $5.9 million and laboratory and scientific product revenues increased 14% to $4.6 million. The increase in medical device product revenues was attributed to a 47% increase in therapeutic medical device revenues to $3.5 million and a 10% increase in diagnostic medical device revenues to $2.4 million. The increase in laboratory and scientific product revenues was mainly attributable to a 6% increase in sales of Labcaire products, primarily endoscopic cleaning and disinfecting units, a 4% increase in sales of ductless fume enclosures and related products, and a 248% increase in sales of wet scrubber products, partially offset by a 3% reduction in sales of ultrasonic laboratory product sales.

Income from operations for the three months ended September 30, 2004 increased
196% to $488,000 from $165,000 for the same period in fiscal 2004, despite a significant increase in research and development expenditures to $742,000, or
7.1% of revenues from $488,000 or 5.7% of revenues in the prior fiscal year's first quarter.

The backlog of unfilled orders as of September 30, 2004 was $7.5 million;
medical device product backlog was $4.0 million and laboratory and scientific product backlog was $3.5 million.

The Company's product inventory increased due to anticipated demands for the
Company's therapeutic medical device products and diagnostic medical device products.

Michael A. McManus, Jr., President and Chief Executive Officer commented, "We continue to show good growth in all of our businesses. Sales of our existing medical devices are continuing as we have discussed. We continue to expect to complete our clinical work in wound care and the bone cutter in the next few months.

We are pleased with the good growth in all of our laboratory and scientific products. Our wet scrubber business has now started to increase both shipments and backlog.

We have already seen the markets growing acceptance of the use of High Intensity
Focused Ultrasound ("HIFU") in a variety of treatments including fibroids of the uterus. Our investment in Focus Surgery represents a base of HIFU technology capable of competing in all of these treatments. Misonix has worldwide rights to use Focus Surgery's HIFU for treatment of the kidney and liver and we will be starting on the application for the treatment of breast tissue. We continue to make good progress in the development of these products. We are looking at the use of HIFU in other types of treatments. We continue to invest in the research and development of our ultrasonic platform in new and important therapies.

In Europe, we have seen the continued growth of our distribution network for the
Sonablate 500 together with our neuroaspirator.

                                       2

The future of your company looks bright as we continue to become a unique source of ultrasonic medical devices worldwide.

We recognize the value of our shareholders and are looking at all ways to enhance the value of your participation in our continued growth."

With respect to guidance for fiscal 2005, the Company said that it expects revenues to increase by 10-15% and earnings by 30% over fiscal year 2004 results.

As previously announced, the Company has scheduled a conference call to discuss this announcement beginning at 4:30 p.m. Eastern Time today. To participate in the call, a few minutes prior to the start time, please dial (888) 803-7638 in the U.S. or (706) 634-1218 for international callers. Those unable to participate are invited to listen to a recording of the call and Question and
Answer session that will be available from 5:30 p.m. Eastern Time today through
11:59 p.m. Eastern Time, Wednesday, November 10th by dialing (800) 642-1687 in the U.S. or (706) 645-9291 for international callers and 1955420. Alternatively, individuals may listen to the call by visiting the investor relations section of the Company's website at www.misonix.com. To listen to the live call, please go to the website 15 minutes prior to its start to register, download, and install the necessary audio software. A replay will begin shortly after the call has ended and will be available for 14 days.

Misonix develops, manufactures, and/or markets medical, scientific and industrial ultrasonic and air pollution systems and maintains a minority equity position in Focus Surgery as its exclusive manufacturer of the Sonablate 500.

Forward Looking Statements: Statements in this news release looking forward in time are made pursuant to the Safe Harbor Provisions of the Private Securities
Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties, including general economic conditions, delays and risks associated with the performance of contracts, uncertainties as a result of research and development, potential acquisitions, consumer and industry acceptance, litigation and/or court proceedings, and regulatory risks including approval of pending and/or contemplated 510K filings.

                               (Tables to follow)

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                                  MISONIX, INC.
                           CONSOLIDATED BALANCE SHEETS

                                                                                         UNAUDITED                AUDITED
                                                                                    SEPTEMBER 30, 2004        JUNE 30, 2004

                                                                                --------------------------- -------------------
ASSETS
------

Current Assets:
  Cash and cash equivalents                                                                     $3,821,751          $4,839,866
  Accounts receivable, net of allowance
       for doubtful accounts of $390,525 and
       $457,016, respectively                                                                    7,642,846           7,601,693
  Inventories                                                                                   11,563,808          10,944,572
  Deferred income taxes                                                                            664,611             645,381
  Prepaid expenses and other current assets                                                      1,561,544           1,114,546
                                                                                --------------------------- -------------------
Total current assets                                                                            25,254,560          25,146,058

Property, plant and equipment, net                                                               3,853,763           3,892,920
Deferred income taxes                                                                              412,201             412,201
Goodwill                                                                                         4,473,713           4,473,713
Other assets                                                                                       310,972             316,220
                                                                                -----------------------------------------------
Total assets                                                                                   $34,305,209         $34,241,112
                                                                                ===============================================

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
  Revolving credit facilities                                                                    1,670,745           1,373,681
  Accounts payable                                                                               4,237,979           4,507,476
  Accrued expenses and other current liabilities                                                 1,416,885           1,857,097
  Income taxes payable                                                                              36,189             107,282
  Current maturities of long-term debt and capital
       lease obligations                                                                           282,207             302,932
                                                                                --------------------------- -------------------
Total current liabilities                                                                        7,644,005           8,148,468

Long-term debt and capital lease obligations                                                     1,248,475           1,264,480

Deferred income                                                                                    873,374             769,033

Minority interest                                                                                  331,395             315,955

Stockholders' equity:
  Capital stock, $0.01 par - shares authorized 10,000,000; 6,826,253 and
  6,816,253 issued and 6,748,453 and 6,738,453 outstanding, respectively                            68,263              68,163
  Additional paid-in capital                                                                    23,163,502          23,116,602
  Retained earnings                                                                              1,081,728             665,461
  Treasury stock, 77,800 shares                                                                  (412,424)           (412,424)
  Accumulated other comprehensive income                                                           306,891             305,374
                                                                                -----------------------------------------------
Total stockholders' equity                                                                      24,207,960          23,743,176
                                                                                -----------------------------------------------

Total liabilities and stockholders' equity                                                     $34,305,209         $34,241,112
                                                                                =========================== ===================

                                       4

                                   MISONIX, INC.
                       CONSOLIDATED STATEMENTS OF OPERATIONS
                                     UNAUDITED

                                                     THREE MONTHS ENDED
                                                        SEPTEMBER 30,
                                                   2004             2003
                                               ---------------------------

Net sales                                       $10,500,066     $8,619,898

Cost of goods sold                                6,089,326      4,954,203
                                               ---------------------------
Gross profit                                      4,410,740      3,665,695

Selling expenses                                  1,439,809        956,533
General and administrative expenses               1,740,894      2,055,768
Research and development expenses                   741,768        488,480
                                               ---------------------------

Total operating expenses                          3,922,471      3,500,781
                                               ---------------------------

Income from operations                              488,269        164,914

Total other income                                  203,339        511,949
                                               ---------------------------
Income before minority interest and
income taxes                                        691,608        676,863

Minority interest in net income of
consolidated subsidiaries                            15,439         14,026
                                               ---------------------------
Income before income taxes                          676,169        662,837

Income tax expense                                  259,902        269,095
                                               ---------------------------
Net income                                         $416,267       $393,742
                                               ===========================
Net income per share-basic                            $0.06          $0.06
                                               ===========================
Net income per share-diluted                          $0.06          $0.06
                                               ===========================
Weighted average common shares-basic              6,741,786      6,655,865
                                               ===========================
Weighted average common shares-diluted            6,959,540      6,725,580
                                               ===========================

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